EXECUTION COPY

                      THIRD AMENDMENT TO COMPANY AGREEMENT


         This Third Amendment (this "Third Amendment") is dated as of October 19, 2000 between Amalgamated Collateral Trust, a Delaware business trust (the "Trust"), Snake River Sugar Company, an Oregon cooperative corporation ("SRSC") and The Amalgamated Sugar Company LLC, a Delaware limited liability company (the "Company"), and is acknowledged by those certain lenders who have executed this Third Amendment (the "Noteholders") and by U.S. Bank National Association.

                                    RECITALS:

         Whereas, ASC Holdings, Inc. (formerly known as The Amalgamated Sugar Company) a Utah corporation ("AGM"), SRSC and the Company are parties to the Company Agreement dated January 3, 1997, effective for tax and accounting purposes as of December 31, 1996, as amended by AGM, SRSC, the Trust and the Company pursuant to the First Amendment dated May 14, 1997 and a Second Amendment dated November 30, 1998 (as so amended, the "Company Agreement");

         Whereas, capitalized terms used in this Third Amendment shall have the meanings given to them in the Company Agreement, except as otherwise provided in this Third Amendment.

         NOW, THEREFORE, the parties hereto agree as follows:

1.       Amendments to Definitions.

                  (a) The definition of Accrual contained in Article II of the Company Agreement shall be and is hereby amended to read in its entirety as follows:

                           "Accrual - means the sum of (i) the positive  excess,
                  if any, of (A) the product of $2,224,781 times the cumulative number of months which have elapsed during any Fiscal Year of the Company, commencing with January 1, 1997, less (B) the cash distributions to all Members pursuant to Section 9.3.1(a) in connection with such months and less the cash distributions pursuant to Section 9.3.1(b)(i) for the Fiscal Year relating to such months, plus (ii) interest on any amount determined pursuant to clause (i), compounded annually, at an annual rate of 10.145%, calculated on a daily basis from the date cash distributions for such month are or would have been made pursuant to Section 9.3.1(a) to the date the Accrual relating to such date is actually distributed to the Members pursuant to Section 9.3.1; provided, however, that the Deferral and the Insurance Deferral shall not be included in any Accrual; provided further, however, that commencing on April 1, 2000, interest pursuant to clause (ii) shall be at an annual rate of 6.49% and shall no longer be compounded, but all interest accrued prior to April 1, 2000 (including compounded interest) shall continue to be included in the determination of Accrual and provided further, however, that no interest (including compounded interest) shall continue to bear interest pursuant to clause (ii) subsequent to March 31, 2000."

                  (b) The definition of Accrual Threshold contained in Article II of the Company Agreement shall be and hereby is amended to read in its entirety as follows:

                           "Accrual  Threshold - means (i) from  January 1, 1997
                  to April 14, 2000, an amount equal to $10,526,316; (ii) on April 15, 2000 and on the 15th of each of the following eight months, the Accrual Threshold shall be increased by an amount equal to $555,555.55, to a total of $15,526,316 at December 15, 2000; (iii) the Accrual Threshold shall be further increased on the 15th of each of the following twelve months by an amount equal to $416,666.67, to a total of $20,526,316 at December 15, 2001; and (iv) beginning with the Company's 2002 Fiscal Year and continuing until the date of the Principal Reduction, the Accrual Threshold will be further increased up to the amount of the Beet Payment Withholding relating to such Fiscal Year (with such increase to be applied ratably during the 12 months of such Fiscal Year on the 15th day of each such month); provided, however, that any increase under clause (iv) shall never exceed $3,000,000 in the aggregate in any given Fiscal Year notwithstanding any increase or lack of increase in any prior Fiscal Year, and provided further, however, that there shall be no increase pursuant to clause (iv) for any given Fiscal Year if SRSC's Board of Directors shall have failed to irrevocably approve the SRSC Annual Irrevocable Cash Plan for such Fiscal Year by January 15th of such Fiscal Year."

                  (c)  The  definition  of  Subordinated   Principal   Reduction
         contained in Article II of the Company Agreement shall be and is hereby amended to read in its entirety as follows:

                           "Subordinated   Principal   Reduction  -  means,  the
                  repayment of all principal, interest and other amounts owing on the SRSC Subordinated Debt."

                  (d) The definition of Deferral contained in Article II of the Company Agreement shall be and is hereby amended to read in its entirety as follows:

                           "Deferral - means  Deferral A, together with Deferral
B and Deferral C."

                  (e) The definition of Retained Amounts contained in Article II of the Company Agreement shall be and is hereby amended to read in its entirety as follows:

                           "Retained  Amounts  - means the sum of (i) 95% of any
                  Accrual,  (ii)  100%  of  any  Deferral  A,  (iii)  95% of any
                  Deferral B, (iv) 80% of any Deferral C and (v) 100% of any Insurance Deferral, in each case including any applicable accrued interest."

                  (f) The  definition  of Voting Rights  Agreement  contained in
         Article II of the Company Agreement shall be and is hereby amended to read in its entirety as follows:

                           "Voting  Rights  Agreement - means the voting  rights
                  and forbearance agreement dated as of May 14, 1997 among the Trust, AGM as Company Trustee and the Collateral Agent (and acknowledged by the Company), as the same may be amended from time to time."

                  (g) The definition of Triggering Event contained in Article II of the Company Agreement shall be and is hereby amended to read in its entirety as follows:

                           "Triggering   Event  -  means  any   failure  by  the
                  Management Committee or the Company to comply in all material respects with any provision of this Company Agreement; provided, however, that so long as the Company has promptly notified the holders of the AGM Interest of the existence of such a failure pursuant to Section 7.2.2(e), such failure (other than a failure to comply with the provisions of Section 6.3(i), 6.3(ii), 6.3(xiv), 6.3(xv), 6.3(xx) and 7.2.3), if
                  capable of being cured, shall not be deemed to be a Triggering Event unless such failure has not been cured within 30 days after the holders of the AGM Interest have given the Company notice."

                  (h) the definition of Beet Payment contained in Article II of the Company Agreement shall be and is hereby amended to read in its entirety as follows:

         "Beet Payment" - means the sum of (i) payments by the Company to SRSC for sugarbeets that would have been incurred if the Company made such payments at the times and pursuant to the terms and conditions as set forth in the Agreement attached as Exhibit D-7 to the Formation Agreement, as such Exhibit D-7 may be amended from time to time, and
         (ii) effective beginning for the crop year which commences October 1, 2000, incentive payments made by the Company to SRSC to harvest early sugarbeets, provided, however, that the aggregate amount of such incentive payments are equal to or less than the reduced transportation costs resulting from the local processing of such early sugarbeets, and provided further, however, that within 45 days following the completion of each such crop year, the Company shall have delivered to each Member a certificate, certified by a responsible financial officer of the Company, detailing the aggregate amount of such incentive payments made by the Company during the applicable crop year along with a calculation showing the amount of reduced transportation costs resulting from the delivery of such early sugarbeets."

                  (i) The following new definitions shall be and are hereby added to Article II of the Company Agreement:

                           "SRSC  Subordinated Debt - means SRSC's  indebtedness
                  incurred pursuant to the Loan Security Agreement (the "Subordinated Loan Agreement") dated as of January 3, 1997, to be effective for tax and accounting purposes as of December 31, 1996 among SRSC, as Borrower, and Valhi, as Lender, as amended."

                           "Beet Payment  Withholding  - means amounts  withheld
                  from the Beet Payment, upon approval by the board of directors of SRSC, for the purpose of achieving the required levels of Distributable Cash consistent with the SRSC Annual Irrevocable Cash Plan for any Fiscal Year."

                           "Deferral  A - means the sum of (a)  $30,546.18  plus
                  (b) the amounts that otherwise would have been distributed to the holders of the AGM Interest pursuant to Section 9.3.1 but for the provisions of Section 9.3.1(d)(i) and 9.3.1(d)(ii), in each case plus interest at a rate of 10.145% per annum, compounded annually, from the date such distribution would otherwise have been paid to the holder of the AGM Interest (or, in the case of the amount of $30,546.18, from May 14, 1997), provided, however, that any amount arising pursuant to
                  Section 9.3.1(b)(ii) shall bear interest at a rate of 5.0725% per annum, compounded annually, and provided further, however, that all amounts included in this Deferral A will not accrue interest during the period from July 1, 2000 through December 31, 2002."

                           "Deferral B - means the amount of $3,450,607.00, plus
                  interest at a rate of 5.0725% per annum, compounded annually, from March 27, 1998, provided, however, that this Deferral B will not accrue interest during the period from July 1, 2000 through December 31, 2002."

                           "Deferral C - means the amount of $4,097,595.00, plus
                  interest at a rate of 5.0725% per annum, compounded annually, from March 27, 1998, provided, however, that this Deferral C will not accrue interest on or after July 1, 2000."

                           "SRSC Annual Irrevocable Cash Plan - means,  starting
                  with the Company's 2001 Fiscal Year, an irrevocable action actually approved by SRSC's Board of Directors by January 15th of each Fiscal Year of the Company whereby, to the extent required, SRSC's Board of Directors shall irrevocably approve Beet Payment Withholdings in amounts sufficient so the Company's actual Distributable Cash for such Fiscal Year distributed to the holders of the AGM Interest, when combined with debt service payments paid by SRSC to Valhi under the SRSC Subordinated Debt during such Fiscal Year, will at least equal the amount of interest payments due on the Valhi Loans during such Fiscal Year, and such SRSC Annual Irrevocable Cash Plan is evidenced, by delivery within five (5) Business Days following its approval, of a certified copy of a SRSC Board of Director's board resolution evidencing such irrevocable approval to each of Valhi, the Trust, AGM, and the holders of the outstanding SR Term Indebtedness."

2. Amendment to Section 6.3. A new Section 6.3(xx) shall be and hereby is added as follows:

         "(xx) Effective October 1, 2000, (Y) pay to SRSC any installment of the aggregate Beet Payment for any crop year (other than the final installment) without withholding from such installment an amount equal to a ratable portion of the aggregate Beet Payment Withholding for such crop year, less an amount equal to a ratable portion of the aggregate Unit Retain (as defined pursuant to the terms of SR Term Indebtedness) reduction for such crop year permitted pursuant to the terms of SR Term Indebtedness or (Z) pay to SRSC the final installment of the aggregate Beet Payment for such crop year without withholding from such installment an amount such that the aggregate amount of such withholdings for such crop year will equal the aggregate Beet Payment Withholding for such crop year.

3. Amendment to Section 8.2.3. Section 8.2.3 shall be and is hereby amended by adding the phrase ", provided, however, that commencing January 1, 2000, SRSC shall have no obligation to contribute such additional cash amount to the Company with respect to any Fiscal Year for which SRSC's board of directors shall have irrevocably approved a SRSC Annual Irrevocable Cash Plan related to such Fiscal Year" immediately after the phrase "220,000 acres less the number of acres from which SRSC contracted sugarbeets to the Company during such Fiscal Year".

4. Amendment to Sections 9.1.1(c), 9.1.2(d) and 13.3.2(d)(ii). The phrase "Section 9.3.1(b)(iii)" contained in Sections 9.1.1(c), 9.1.2(d) and 13.3.2(d)(ii) of the Company Agreement shall be and is hereby amended to read "Section 9.3.1(b)(v)".

5. Amendment to Section 9.3.1(b). Section 9.3.1(b) of the Company Agreement shall be and hereby is amended to read in its entirety as follows:

                  "(b) Within 10 days following the completed audit of the books of the Company for each Fiscal Year commencing with Fiscal Year 1997, the Company will determine its actual Distributable Cash for such Fiscal Year and provide written notice of such determination to each Member. If the Company's actual Distributable Cash for such Fiscal Year (based on such audit) exceeds amounts previously distributed to Members for such Fiscal Year pursuant to Section 9.3.1(a) above, then, within 30 days following such audit, the Company shall distribute to its Members cash in an aggregate amount equal to 100% of such actual Distributable Cash for such Fiscal Year (based on the Company's audit) less amounts actually distributed pursuant to Section 9.3.1(a) above. Such distributions shall be paid in the following percentages and priority:

                  (i) 95% to the holders of the AGM Interest and 5% to the holders of the SR Interest, until the Members have received, pursuant to this Section 9.3.1(b)(i) and Section 9.3.1(a), cash distributions for such Fiscal Year in an aggregate amount equal to the lesser of (A) the Company's Distributable Cash for such Fiscal Year and (B) $26,697,372 plus any unpaid Accrual as of the beginning of such Fiscal Year, and

                  (ii) next, 95% to the holders of the AGM Interest and 5% to the holders of the SR Interest, until such holders have received an aggregate amount of $8,888,261 (on a cumulative basis for all Fiscal Years of the Company commencing with Fiscal Year 1998), provided that the Members shall have no right to any distribution pursuant to this Section 9.3.1(b)(ii) for any Fiscal Year following the Company's 2002 Fiscal Year, whether or not the Members have received all or any part of the distribution pursuant to this Section 9.3.1(b)(ii) (provided that this shall not affect the Member's rights to receive any Deferral amount after the Company's 2002 Fiscal Year, to the extent such Deferral amount arose during or prior to the Company's 2002 Fiscal Year), and

                  (iii) next, 100% to the holders of the SR Interests until such holders have received an aggregate amount equal to the aggregate Beet Payment Withholdings actually withheld by the Company since October 19, 2000 (or, for periods between January 1, 1997 and October 18, 2000, the equivalent thereof), net of the aggregate Unit Retain (as defined pursuant to the terms of SR Term Indebtedness) reduction since January 1, 1997 from the use of SRSC's cash as permitted by the terms of SR Term Indebtedness.

                  (iv) next, 20% to the holders of the AGM Interest and 80% to the holders of the SR Interest until the holders of the AGM Interest have received an aggregate amount equal to the dollar amount calculated by subtracting the amount of interest actually accrued on the SRSC Subordinated Debt from April 1, 2000 from the interest which otherwise would have accrued on the SRSC Subordinated Debt from April 1, 2000 absent the amendment to the terms of the SRSC Subordinated Debt dated October 19, 2000.

                  (v) next, 5% to the holders of the AGM Interest and 95% to the holders of the SR Interest for the Company's 1997 Fiscal Year through and including the 2002 Fiscal Year, or 10% to the holders of the AGM Interest and 90% to the holders of the SR Interest, for the Company's 2003 Fiscal Year and thereafter.

         To the  extent the  amounts  distributed  to the  Members  pursuant  to
         Section 9.3.1(a) above exceed the Company's actual Distributable Cash for such Fiscal Year (based on the Company's audit), the Members shall be obligated to return to the Company, within 10 days following the completed audit of the books of the Company, an amount of cash equal to any excess of the aggregate amount actually distributed during such Fiscal Year to each Member (pursuant to Section 9.3.1(a) above) over such Member's respective share of the Company's actual Distributable Cash. The parties agree that, in the event any Member of the Company is obligated to return any amounts pursuant to the provisions of this
         Section 9.3.1(b), the Company may, at its option, withhold such amounts from amounts to be distributed to such Member pursuant to Section 9.3.1 or otherwise, provided, however, that in the case of the Trust, so long as the notes issued pursuant to the Note Purchase Agreements are outstanding, the Company shall not withhold an amount which would cause the Trust to receive an amount, in any month, that is less than the scheduled payments of interest and principal on such notes."

6. Amendment to Section 9.3.1(d). Section 9.3.1(d) of the Company Agreement shall be and is hereby amended to read in its entirety as follows:

         "(d)     Notwithstanding the foregoing:

                  (i) the holders of the AGM Interest may not receive any distribution for either of the Company's 1997 or 1998 Fiscal Years that, when added to all other distributions for such Fiscal Year, will exceed an aggregate of $25,362,500;

                  (ii) until the first distribution date following the date of the Subordinated Principal Reduction, no amount shall be distributed to the holders of the AGM Interest pursuant to the provisions of Sections 9.3.1(b)(ii), (b)(iv) and (b)(v) above, but instead such amounts shall be paid dollar for dollar to the holders of the SR Interest at the times set forth in
                  Section 9.3.1(a) or Section 9.3.1(b), as appropriate;

                  (iii) following the date of the Subordinated Principal Reduction, amounts which otherwise would have been distributed to the holders of the SR Interest pursuant to Section 9.3.1(b)(ii) through Section 9.3.1(b)(v) shall be reduced, and such distributions shall instead be paid dollar for dollar as follows:

                           (A) first, 100% to the holders of the AGM Interest until such holders have received an aggregate amount equal to the amount of Deferral A,

                           (B) next, 95% to the holders of the AGM Interest and 5% to the holders of the SR Interest until such holders have received an aggregate amount equal to the amount of Deferral B,

                           (C) next, 80% to the holders of the AGM Interest and 20% to the holders of the SR Interest until such holders have received an aggregate amount equal to the amount of Deferral C."

7. Amendment to Section 9.3.2. The first sentence of Section 9.3.2 shall be and is hereby amended to read in its entirety as follows:

"Except as provided below, the Company shall distribute any Distributable Cash from a Major Capital Event, (i) first, to the Members in an amount equal to any unpaid Accrual, 95% to the holders of the AGM Interest and 5% to the holders of the SR Interest, (ii) second, to the holders of the AGM Interest in an amount equal to any Insurance Deferral, (iii) third, to the holders of the AGM Interest in an amount equal to any Deferral A, (iv) fourth, to the Members in an amount equal to any Deferral B, 95% to the holders of the AGM Interest and 5% to the holders of the SR Interest, (v), fifth, to the Members in an amount equal to any Deferral C, 80% to the holders of the AGM Interest and 20% to the holders of the SR Interest, (vi) sixth, to the Members pro rata in accordance with their Sharing Ratios, until each Member has received an amount under this Section
9.3.2 equal in the aggregate to the Capital Contribution made by each Member, and (vii) seventh, to the Members in the percentages then in effect under
Section 9.3.1(b)(v)."

8.       Amendment to Section 16.

         (a) The following sentence is added immediately after the second sentence of Section 16.1:

                  "In addition, to the extent that SRSC's Board of Directors shall have approved the SRSC Annual Irrevocable Cash Plan for any given Fiscal Year, the Company and its Members agree and acknowledge that money damages may not be an adequate remedy for any failure by the Company to distribute to its Members its Distributable Cash for such Fiscal Year in amounts sufficient to comply with such Fiscal Year's SRSC Annual Irrevocable Cash Plan, to comply with the provisions of
         Section 6.3(xx) or any failure by the Company to otherwise give full effect to such Fiscal Year's SRSC Annual Irrevocable Cash Plan, and that the holders of the AGM Interest may in their sole discretion apply to any court of law or equity or competent jurisdiction for specific performance by the Company to distribute to its Members its Distributable Cash for such Fiscal Year in amounts sufficient to comply with such Fiscal Year's SRSC Annual Irrevocable Cash Plan, to comply with the provisions of Section 6.3(xx) or to otherwise take all actions necessary to carry out, and to give full effect to, such Fiscal Year's SRSC Annual Irrevocable Cash Plan."

         (b) Section 16.2.1 of the Company Agreement is hereby amended to read in its entirety as follows:

                  "16.2.1 In addition to any other remedies provided by this Company Agreement, if at any time the unpaid Accrual exceeds the
         Accrual Threshold, or upon the occurrence of a Triggering Event, the holders of the AGM Interest voting separately as a class shall have the right to elect a majority of the representatives to the Management Committee. Whenever the holders of the AGM Interest shall be entitled to elect such representatives in accordance with the terms of this
         Section 16.2, then at the request of a holders of a Majority of the AGM Interest, the secretary of the Company (or if at the time the Company has no secretary, then the chief executive officer or president of the Company) shall call a special meeting of the holders of the AGM Interest, such special meeting to be held within 60 days after the date on which the Accrual is equal to or exceeds the Accrual Threshold or such Triggering Event occurs and at the request of the holders of a Majority of the AGM Interest, for the purpose of enabling the holders of the AGM Interest to elect such representatives to the Management Committee; provided, however, that such special meeting need not be called if the holders of the AGM Interest have duly elected representatives by a written consent or power of attorney executed by holders of at least a Majority of the AGM Interest or otherwise. At any such special meeting, the presence, in person or by proxy, of a Majority of the AGM Interest shall be required and be sufficient to constitute a quorum for the election of any Management Committee representative and the affirmative vote of Majority of the AGM Interest so present at such meeting shall be sufficient to elect any such representative."

         (c) A new Section 16.2.3 shall be and is hereby added to the Company Agreement as follows:

                  "Notwithstanding the foregoing, the holders of the AGM Interest hereby waive any rights they may have under this Section 16.2 of the Company Agreement by reason of the failure of the Company to pay a distribution pursuant to Section 9.3.1(a) during the period from April 15, 2000 through the effective date of the Third Amendment, or by reason of the unpaid Accrual exceeding the Accrual Threshold during the period from April 15, 2000 through the effective date of the Third Amendment."

9. Conditions Precedent. Each of the following shall be considered a condition precedent to the effectiveness of this Third Amendment:

                  (a) SRSC's Board of Directors shall have approved on June 15, 2000, the plan of irrevocably approving by January 15 of each Fiscal Year of the Company, Beet Payment Withholdings in an amount sufficient to generate a level of Distributable Cash to be paid to the AGM Interest holder for such Fiscal Year, which, when combined with the debt service payments paid by SRSC to Valhi under the SRSC Subordinated Debt during such Fiscal Year, will at least equal the amount of interest payments due on the Valhi Loans during such Fiscal Year. Additionally, on June 15, 2000, SRSC's Board of Directors will have irrevocably approved a level of Beet Payment Withholdings for the year 2000 such that the level of Distributable Cash to be paid to the AGM Interest holder for the Fiscal Year 2000, when combined with the debt service payments made by SRSC on the SRSC Subordinated Debt during such Fiscal Year, will at least equal the amount of interest payments due on the Valhi Loans during such Fiscal Year. Each of SRSC Board of Director actions shall be evidenced by a certified copy of such SRSC Board of Director's board resolutions evidencing such actions.

                  (b) SRSC will have made modifications to the covenants contained in the Note Purchase Agreements and all related documentation consistent with this Third Amendment to the Company Agreement and that certain Third Amendment to the Amended and Restated Subordinated Loan Agreement of even date, which modifications must be satisfactory to Valhi in all material respects.

                  (c) All parties thereto shall execute the Third Amendment to the Subordinated Loan Agreement and the related Contingent Subordinate Pledge Agreement, Contingent Subordinate Security Agreement and Contingent Subordinate Collateral Agency and Paying Agency Agreement.

                  (d) All parties thereto shall have executed and delivered to all other parties thereto that certain Master Agreement dated October 19, 2000, by and among the parties hereto, among others.

10. Condition to Continuing Effectiveness. The parties hereto agree and acknowledge that if at any time following the execution of this Third Amendment, either (i) SRSC's Board of Directors shall fail to approve by January 15th of any year the SRSC Annual Irrevocable Cash Plan for such Fiscal Year or (ii) the unpaid Accrual exceeds the Accrual Threshold (as adjusted by this Third Amendment), then, at the option of the holders of the AGM Interest in their sole discretion, which option may be exercised by said holders by giving notice to SRSC and the Company pursuant to Section 15.6 the Company Agreement, this Third Amendment shall immediately become retroactively null and void and the terms of the Company Agreement shall retroactively be as in effect immediately prior to the execution of this Third Amendment; provided, however, that any such nullification of this Third Amendment shall not relieve either the Company or SRSC of their respective obligations to fully carry out and take all actions provided for and consistent with any SRSC Annual Irrevocable Cash Plan previously approved by SRSC's Board of Directors for any given Fiscal Year, and the holders of the AGM Interest shall retain their rights pursuant to Section 8(a) hereof regardless of whether or not the holders of the AGM Interest exercise their rights pursuant to this Section 10.

11. Representations and Warranties. Each of the parties represents and warrants that the execution, delivery and performance by such party of this Third Amendment are within its powers, have been duly authorized by all necessary action and do not and will not contravene or conflict with any provision applicable to such party, the charter, the declaration of trust with bylaws of such party, or any order, judgment or decree of any Court or other agency of government or any contractual obligation binding on such party, and this Third Amendment and the Company Agreement, as amended as of the date hereof, are the legal, valid and binding obligations of such party and enforceable against such party in accordance with their terms.

12.      Miscellaneous.

         (a) Captions. Section captions used in this Third Amendment are for convenience only, and shall not affect the construction of this Third Amendment.

         (b) Governing Law. This Third Amendment shall be a contract made under and governed by the laws of the State of Delaware, without regard to conflict of law principles.

         (c) Counterparts. This Third Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same amendment.

         (d) Successors and Assigns. This Third Amendment shall be binding upon the parties and their respective successors and assigns, and shall inure to the sole benefit of the parties their successors and assigns.

              [The remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, This Third Amendment to the Company Agreement is dated as of the day and year first above written.


                                   AMALGAMATED COLLATERAL TRUST
                                   By: ASC HOLDINGS, INC., as Company Trustee



                                   By:/s/ Steven L. Watson
                                   ---------------------------------------------
                                   Name:    Steven L. Watson
                                   Title:   President


                                   SNAKE RIVER SUGAR COMPANY



                                   By:/s/ Lawrence L. Corry
                                   ---------------------------------------------
                                   Name:
                                   ---------------------------------------------
                                   Title:
                                   ---------------------------------------------


                                   THE AMALGAMATED SUGAR COMPANY LLC



                                   By:/s/ David L. Budge
                                   ---------------------------------------------
                                   Name:
                                   ---------------------------------------------
                                   Title:
                                   ---------------------------------------------


ACKNOWLEDGED:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By:  /s/ Joseph Alouf
     ------------------------------------------------
Its:
      -----------------------------------------------




CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:  CIGNA INVESTMENTS, INC.


By:  /s/ Stephen H. Wilson
     ---------------------------------------
Its:
      --------------------------------------



LIFE INSURANCE COMPANY OF NORTH AMERICA
By:  CIGNA INVESTMENTS, INC.


By:  /s/ Stephen H. Wilson
     -------------------------------
Its:
      --------------------------------------



MINNESOTA LIFE INSURANCE COMPANY
By: Advantus Capital Management, Inc.


By:  /s/ Annette Masterson
     -------------------------------
Its:
      --------------------------------------


THE LINCOLN NATIONAL LIFE INSURANCE
COMPANY

By:      LINCOLN INVESTMENT MANAGEMENT, INC.
         Its Attorney-in-Fact



By:/s/ Annette M. Teders
   -----------------------------------------
Its:
    ----------------------------------------

LINCOLN LIFE & ANNUITY COMPANY
OF NEW YORK

By:      LINCOLN INVESTMENT MANAGEMENT, INC.
         Its Attorney-in-Fact


By:/s/ Annette M. Teders
   -----------------------------------------
Its:
    ----------------------------------------




U.S. BANK NATIONAL ASSOCIATION, as agent under that certain Working Capital Agreement dated as of January 3, 1997, as amended


By: /s/ Janice T. Thede
    ----------------------------------------
Its:
    ----------------------------------------